Exhibit 99.1

News Release

Standard Pacific Corp. and The Ryland Group, Inc. Merge to Create CalAtlantic Group, Inc., America’s Fourth Largest Homebuilding Company

Combined Company Will Operate in 41 Markets Across 17 States with New Home Offerings Spanning Entry Level Through Luxury

IRVINE, CALIFORNIA, October 1, 2015. Standard Pacific Corp. (NYSE: SPF) and The Ryland Group, Inc. (NYSE: RYL), two of the nation’s premier homebuilders, today announced the closing of their merger of equals transaction and the launch of their combined consumer brand, CalAtlantic Homes. The previously announced merger of equals creates a single company, CalAtlantic Group, Inc. (NYSE: CAA), that as of June 30, 2015, had an equity market capitalization of approximately $5.4 billion, an enterprise value of approximately $8.4 billion, and owned or controlled approximately 76,000 homesites. In the 12 months ended June 30, 2015, the pro forma combined company delivered more than 12,786 homes in the aggregate with combined pro forma revenues of $5.2 billion.

CalAtlantic Group, Inc. Executive Chairman Scott D. Stowell said, “Combining two industry leaders with nearly 100 years of homebuilding experience puts us in a strong position to benefit from the continued housing market recovery. With this merger we gain both geographic and product diversification, expanding our reach and enhancing our growth prospects in the entry level, move-up and luxury market segments.”

CalAtlantic Group, Inc. President and Chief Executive Officer Larry T. Nicholson said, “Today our industry reaches a significant milestone as two of its best operators combine forces in the belief that our combined future is brighter. With similar cultures and long histories of designing and building quality homes and providing exceptional customer service, Standard Pacific and Ryland are each proud of where we’ve been and are confident in our future together as CalAtlantic Homes.”

Efficiencies and Cost Savings

The Company anticipates that production, purchasing and other synergies from the transaction could result in annual cost savings of between $50-$70 million. CalAtlantic expects to realize a significant portion of the estimated cost savings by late 2016.

Management, Board and Corporate Presence

Mr. Stowell will serve as Executive Chairman of the newly formed Board of Directors and Mr. Nicholson will serve as President and Chief Executive Officer. Current Ryland Chief Operating Officer, Peter G. Skelly, and current Standard Pacific Chief Financial Officer, Jeff J. McCall, Chief Marketing Officer, Wendy L. Marlett, and General Counsel, John P. Babel, will serve in these roles for the combined CalAtlantic Group, Inc.

The board of directors of the CalAtlantic Group, Inc. consists of 10 persons, five Standard Pacific directors (Scott D. Stowell, Bruce A. Choate, Douglas C. Jacobs, David J. Matlin and Peter Schoels) and five Ryland directors (William L. Jews (Lead Independent Director), Larry T. Nicholson, Charlotte St. Martin, Robert E. Mellor and Norman J. Metcalfe).

Given the Company’s geographic breadth, having a bi-coastal corporate presence will allow CalAtlantic to most effectively manage its national homebuilding operations. The Company is planning to establish a presence in Northern Virginia while also maintaining its presence in Orange County, California.

About CalAtlantic Group, Inc.

CalAtlantic Group, Inc. (NYSE: CAA), a combination of Standard Pacific Corp. and Ryland Group, Inc., two of the nation’s largest and most respected homebuilders, offers well-crafted homes in thoughtfully designed communities that meet the desires of customers across the homebuilding spectrum, from entry level to luxury, in 41 Metropolitan Statistical Areas spanning 17 states. With a trusted reputation for quality craftsmanship, an outstanding customer experience and exceptional architectural design earned over its 50 year history, CalAtlantic Group, Inc. utilizes its over five decades of land acquisition, development and homebuilding expertise to acquire and build desirable communities in locations that meet the high expectations of the company’s homebuyers. We invite you to learn more about us by visiting www.calatlantichomes.com.

Forward Looking Statements

This news release contains forward-looking statements. These statements include but are not limited to statements regarding the benefits of the merger; new home orders; deliveries; backlog; absorption rates; cancellation rates; average home price; revenue; profitability; cash flow; liquidity; gross margin; operating margin; product mix; land supply; the benefit of, and execution on, the Company’s strategies; the Company’s future cash needs and the availability of additional bank commitments; and the Company’s future growth and performance. Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements. Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company’s control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied. Such factors include but are not limited to: the integration of Standard Pacific and Ryland may involve unexpected costs, liabilities or delays; the Company’s business may suffer if Standard Pacific and Ryland are not integrated effectively and within an appropriate timeframe; the Company may be adversely affected by other economic, business and/or competitive factors; the ability of the Company to recognize benefits of the merger; risks that the transaction disrupts current plans and operations; the potential difficulties faced by the Company in employee retention as a result of the transaction; local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions, terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; the Company’s significant amount of debt and the impact of restrictive covenants in its debt agreements; the Company’s ability to repay debt as it comes due; changes in the Company’s credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the business; governmental regulation, including the impact of “slow growth” or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to mortgage banking operations; future business decisions and the Company’s ability to successfully implement its operational and other strategies; litigation and warranty claims; and other risks discussed in Standard Pacific’s and Ryland’s filings with the Securities and Exchange Commission, including the joint proxy statement/prospectus of Standard Pacific and Ryland filed on August 27, 2015, and the Annual Report on Form 10-K for the year ended Dec. 31, 2014 and subsequent Quarterly Reports on Form 10-Q for each of Standard Pacific and Ryland. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements. The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Source: CalAtlantic Group, Inc.

Contact: Jeff McCall, EVP & CFO (949) 789-1655, jeff.mccall@calatl.com

Media Contact:

Danielle Tocco

CalAtlantic Group, Inc.

National Director of Communications

danielle.tocco@calatl.com

Direct Line: 949.789.1633

Cell: 714.296.0451

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